UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

KKR & CO. L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patricia F. Russo as Director

On March 14, 2011, Patricia F. Russo was appointed to the Board of Directors of KKR Management LLC, the managing partner of KKR & Co. L.P., and its Conflicts Committee, effective April 15, 2011.

Ms. Russo will receive the standard independent director compensation arrangement, consisting of a prorated annual cash retainer of $75,000 for independent directors.  Ms. Russo has also entered into an indemnification agreement with KKR Management LLC and KKR & Co. L.P.

A copy of the press release announcing the appointment of Ms. Russo to the Board of Directors of KKR Management LLC is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01              Regulation FD Disclosure

A copy of the press release announcing the appointment of Ms. Russo to the Board of Directors of KKR Management LLC is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit incorporated herein in this item of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated March 14, 2011, announcing the appointment of Patricia F. Russo as director (This exhibit is furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

By: KKR Management LLC, its general partner

Date: March 14, 2011	By:	/s/ David J. Sorkin
Name: David J. Sorkin
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release of KKR & Co. L.P., dated March 14, 2011, announcing the appointment of Patricia F. Russo as director (This exhibit is furnished and not filed)